Exhibit 99.1

September 23, 2013

Synageva BioPharma™ Announces a 2.75 Million Share Proposed Public Offering of its Common Stock

LEXINGTON, Mass.—(BUSINESS WIRE)—Synageva BioPharma Corp. (Synageva) (NASDAQ:GEVA), a biopharmaceutical company developing therapeutic products for rare disorders, today announced that it intends to offer for sale 2.75 million shares of its common stock in an underwritten public offering. In connection with this offering, Synageva expects to grant to the underwriters a 30-day option to purchase up to an additional 412,500 shares of its common stock. If the underwriters exercise this option, Synageva will have offered 3.16 million shares of its common stock. Goldman, Sachs & Co. is acting as the sole book-running manager in the offering.

The securities described above are being offered by Synageva pursuant to a Form S-3 shelf registration statement (including a base prospectus) previously filed with the Securities and Exchange Commission (SEC). Before you invest, you should read the prospectus in the registration statement and related prospectus supplement that Synageva has filed with the SEC for more complete information about Synageva and this offering. The preliminary prospectus supplement is available for free by visiting EDGAR on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from the offices of Goldman, Sachs & Co.; by mail, Attn: Prospectus Department, 200 West Street, New York, NY 10282; by facsimile: 212-902-9316; by email: prospectus-ny@ny.email.gs.com; or by calling: 866-471-2526.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Synageva BioPharma Corp.

Synageva is a biopharmaceutical company focused on the discovery, development, and commercialization of therapeutic products for patients with rare diseases for which there is a high unmet medical need. Synageva’s lead programs, sebelipase alfa and SBC-103, are both enzyme replacement therapies for lysosomal storage diseases (LSD). The company’s additional pipeline programs targeting rare diseases consist of other proteins at various stages of preclinical development.

Forward-Looking Statements

This news release contains “forward-looking statements”. Such statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “intend,” “believe,” “may,” “will,”

“estimate,” “forecast,” “project,” or words of similar meaning. These forward-looking statements address, among other matters, the completion, timing and size of the proposed offering. Many factors may cause actual results to differ materially from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, including those associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and the risks identified under the heading “Risk Factors” in the Company’s prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2013 and other filings Synageva periodically makes with the SEC, and others of which are not known. No forward-looking statement is a guarantee of future results or events, and investors should avoid placing undue reliance on such statements. Synageva undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

“Dedicated to Rare Diseases®” is a registered trademark of Synageva BioPharma Corp. “Synageva BioPharma™” is a trademark of Synageva BioPharma Corp.

Contact for Synageva:

Matthew Osborne, 781-357-9947

matthew.osborne@synageva.com

Source: Synageva BioPharma Corp.

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